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                                                                    EXHIBIT 99.1

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
Contact:    Steven Koehler                 Jill Sawdon
            Chief Financial Officer        Director of Corporate Communications
            The Medicines Company          The Medicines Company
            (973) 656-1616 (ph)            (617)225-9099 (ph)
            (973) 656-9898 (fx)            (617) 225-2397 (fx)
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For Immediate Release

       THE MEDICINES COMPANY REPORTS FIRST QUARTER 2002 FINANCIAL RESULTS,
                       NAMES NEW CHIEF FINANCIAL OFFICER

PARSIPPANY, NJ, April 23, 2002 - The Medicines Company (NASDAQ: MDCO) announced today its results for the quarter ended March 31, 2002. The Company also announced the appointment of Steven Koehler as Chief Financial Officer.

Financial highlights for the quarter included:

      - Revenues of $7.7 million for the three months ended March 31, 2002, compared to revenues of $1.9 million for the three months ended March 31, 2001.

      - Net loss attributable to common stockholders of $11.6 million for the three months ended March 31, 2002, compared to a net loss attributable to common stockholders of $19.1 million for the three months ended March 31, 2001.

      - Loss from operations of $12 million for the three months ended March 31, 2002, compared to $20.1 million for the three months ended March 31, 2001. The reduced loss was driven both by the increase in revenue, and also by decreased expenses in the first quarter of 2002 compared to the first quarter of 2001, mainly in research and development costs. The Company had a cost of revenue of $1.1 million for the three months ended March 31, 2002 compared to a cost of revenue of $332,400 for the three months ended March 31, 2001.

      - As of March 31, 2002 the Company had cash, cash equivalents, marketable securities and accrued interest receivable of $55.6 million. This figure includes $10 million drawn from a loan facility completed during the quarter.

Recent business highlights included:

      - An increase in first quarter revenues of 314% over the same period in the prior year;
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      -     A collaboration with Nycomed Danmark A/S, a leading European pharmaceutical company, as the exclusive distributor of ANGIOMAX(R) (bivalirudin) in 35 countries;

      - An agreement with AstraZeneca PLC for the licensing, development and commercialization of clevidipine, an intravenous, short-acting calcium channel blocker to be developed in phase 3 by the Company for the short-term control of high blood pressure in the hospital setting;

      - Assignment of an Ambulatory Payment Classification (APC) code by the Centers for Medicare and Medicaid Services for ANGIOMAX use in outpatient procedures; and

      - An approvable letter from the U.S. FDA for a second-generation process for the manufacture of ANGIOMAX bulk drug substance.

 "Our operating and financial results in the first quarter of 2002 were once again favorable," said Clive Meanwell, M.D., Ph.D., Executive Chairman of The Medicines Company. "We brought in a new product, increased the value of the ANGIOMAX brand and achieved a significant marketing alliance with Nycomed; our expenses are in line with our plans and our revenue was consistent with our high expectations for an innovative, growing new brand."

Dave Stack, President and CEO of The Medicines Company added, "While achieving significant operational milestones, we were consistently able to keep sales as a top priority. We have made progress in the marketplace based on the economic benefit of replacing heparin with ANGIOMAX in the Cath Lab while our interventional cardiology customers provide improved patient outcomes."

There will be a conference call with management today at 4:30 to discuss these results. To listen in, please dial 800-472-8325 and request The Medicines Company 2002 First Quarter conference call. If you are calling from outside of the United States, please dial 1-706-679-0816. If you cannot attend the live call, a digital replay will be available through April 25. Please call 800-642-1687 in the U.S. or 1-706-645-9291 internationally and enter passcode 3798534. Additionally, this call is being webcast by CCBN and can be accessed at The Medicines Company's web site (www.themedicinescompany.com).

NEW CHIEF FINANCIAL OFFICER

The Company also announced today that Steven H. Koehler has been appointed Vice President and Chief Financial Officer, to succeed Peyton J. Marshall, Ph.D. The appointment of Mr. Koehler furthers the transition of significant portions of the Company's operations to its headquarters in Parsippany, New Jersey. Mr. Koehler joined the Company in March as Vice President of Finance and Business Administration and has been working closely with Mr. Marshall to manage the transition of financial operations to Parsippany.
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Mr. Koehler brings more than 25 years of finance experience to The Medicines
Company. Most recently, he was Vice President, Finance and Chief Financial Officer of Vion Pharmaceuticals Inc., a biopharmaceutical company in New Haven, Connecticut. Prior to Vion, he was Vice President, Finance and Administration for BASF's Knoll Pharmaceutical Company in the U.S. and served as CFO for the global pharmaceutical business of BASF. Prior to his eight-year tenure with BASF, Mr. Koehler held a series of senior financial positions with Baxter International, from 1977-1993, and he began his career in public accounting in Chicago. Mr. Koehler holds an MBA from the Kellogg School of Management and a BA from Duke University, and is a Certified Public Accountant.

"Essentially a founding member of the company's management team, Peyton Marshall has made huge contributions to building The Medicines Company, and we are disappointed that personal considerations prevent him from relocating to New Jersey," said Dr. Meanwell. "Peyton will continue to assist Steve in the transition of our financial programs, and as he moves on to new opportunities, we are confident he will achieve further great successes. We also look forward to the contributions Steve Koehler can make to the organization."

The Medicines Company was founded in 1996 to acquire, develop and commercialize selected pharmaceutical products in late stages of development and approved products. ANGIOMAX is approved in the United States for use as an intravenous anticoagulant in combination with aspirin in patients with unstable angina undergoing coronary balloon angioplasty, and is expected to be the cornerstone product of a planned acute-care hospital franchise. The Company is also developing another intravenous agent, clevidipine, for the short-term control of high blood pressure in the hospital setting.

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption "Certain Factors that May Affect Future Results" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2002 and incorporated herein by reference. These risk factors include risks as to the commercial success of ANGIOMAX (bivalirudin); how long the Company will be able to operate on its existing capital resources; whether the Company's products (other than ANGIOMAX for its approved indication) will advance in the clinical trials process, the timing of such clinical trials, whether the clinical trial results will warrant continued product development, whether and when, if at all, the Company's products will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and, if such products receive approval, whether they will be successfully marketed; whether the Company will be able to develop or acquire additional products; the Company's history of net losses; and the Company's dependence on third parties, including manufacturers, suppliers, distributors and collaborators. We do not assume any obligation to update any forward-looking statements.
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                              THE MEDICINES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED

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
                                                 THREE MONTHS ENDED MARCH 31,
                                             -----------------------------------
                                                 2002                 2001
                                             ------------         ------------
Revenue                                      $  7,714,901         $  1,861,288
Operating Expenses
  Cost of revenue                               1,085,489              332,400
  Research and development                      9,309,072           12,595,197
  Selling, general and administrative           9,331,837            9,058,936
                                             ------------         ------------
     Total operating expenses                  19,726,398           21,986,533
Loss from operations                          (12,011,497)         (20,125,245)
  Interest income (expense), net                  370,191            1,069,259
                                             ------------         ------------
Net loss                                     $(11,641,306)        $(19,055,986)
                                             ============         ============

Basic and diluted net loss
attributable to common stockholders
per common share                             $      (0.34)        $      (0.63)
                                             ============         ============
Shares used in computing net loss
attributable to common stockholders
per common share:

    Basic and diluted                          34,627,723           30,247,599
                                             ============         ============
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
CONDENSED CONSOLIDATED BALANCE SHEETS                  MARCH 31,         DECEMBER 31,
                                                         2002                2001
                                                      -----------        -----------
                                                      (Unaudited)
ASSETS
Cash, cash equivalents, marketable securities         $55,589,067        $54,009,376
Accrued interest receivable                                    14              6,757
Accounts receivable                                     6,656,431          5,346,684
Inventories                                            19,487,591         16,610,928
Fixed assets, net                                       1,098,576          1,223,528
Other assets                                              972,555            703,640
                                                      -----------        -----------
    Total Assets                                      $83,804,234        $77,900,913
                                                      ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                   $30,565,372        $16,779,949
Deferred revenue                                        1,489,583                 --
Stockholders' equity                                   51,749,279         61,120,964
                                                      -----------        -----------
    Total Liabilities and Stockholders' Equity        $83,804,234        $77,900,913
                                                      ===========        ===========
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